Exhibit 99.1

AVANEX CORPORATION

Unaudited Pro Forma Condensed Combined

Financial Information of
Avanex Corporation,
The Optronics Division of Alcatel
and The Optical Components Business of Corning
as of June 30, 2003 and for the year then ended

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

      The following unaudited pro forma condensed combined statements of operations for the year ended June 30, 2003 and the unaudited pro forma condensed combined balance sheet as of June 30, 2003 are based on the historical financial statements of Avanex, Alcatel’s Optronics division and the optical components business of Corning, after giving effect to the transactions as purchases of Alcatel’s Optronics division and the optical components business of Corning by Avanex using the purchase method of accounting, as required under the rules of the Securities and Exchange Commission, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

      The unaudited pro forma condensed combined statements of operations are presented as if the transactions had occurred on July 1, 2002. Avanex has a fiscal year ended June 30 while both Alcatel’s Optronics division and the optical components business of Corning have a fiscal year ended December 31. Accordingly, the unaudited pro forma combined statement of operations for the year ended June 30, 2003 combines Avanex’s fiscal year then ended and Alcatel’s Optronics division and the optical components business of Corning for the 12 months ended June 30, 2003.

      The unaudited pro forma combined condensed balance sheet is presented to give effect to the acquisition of Alcatel’s Optronics division and the optical components business of Corning as if they occurred on June 30, 2003 and combines Avanex’s, Alcatel’s Optronics division and the optical components business of Corning balance sheets as of that date.

      Under the purchase method of accounting, the total estimated purchase price, calculated as described in Notes 2 and 3 to this unaudited pro forma condensed combined financial information, is allocated to the net tangible and intangible assets of Alcatel’s Optronics division and the optical components business of Corning acquired in connection with the transactions, based on their fair values as of the completion of the transactions. Independent valuation specialists are currently conducting an independent valuation in order to assist management of Avanex in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in this unaudited pro forma condensed combined financial information. A final determination of these fair values will include management’s consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Alcatel’s Optronics division and the optical components business of Corning that exist as of the date of completion of the transactions.

      Based on preliminary analysis, Avanex expects to incur, upon completion of the transactions or in subsequent quarters, costs of $76 million for severance related to Alcatel’s Optronics division and the optical components business of Corning employees, costs of vacating some leased facilities of Alcatel’s Optronics division and other costs associated with restructuring activities of Alcatel’s Optronics division and the optical components business of Corning. Pro forma adjustments have been included in the unaudited pro forma condensed combined balance sheet for those costs. Avanex estimates that the $76 million of costs, in total, will result in cash expenditures of $73 million with the remainder being non-cash charges. These estimates are preliminary and subject to change based on Avanex’s finalization of its restructuring and integration plans. The unaudited pro forma condensed combined financial information does not include any adjustments for the anticipated benefits from cost savings or synergies of Avanex, Alcatel’s Optronics division and the optical components business of Corning as a combined company.

      These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. Amounts preliminarily allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets. Therefore, the actual amounts recorded as of the completion of the transactions may differ materially from the information presented in this unaudited pro forma condensed combined financial information. In addition to the receipt of the final valuation, the impact of ongoing integration activities could cause material differences in the information presented.

      This unaudited pro forma condensed combined financial information should be read in conjunction with the separate historical financial statements and accompanying notes of Alcatel’s Optronics division and the optical components business of Corning included elsewhere in this Form 8-K and the separate historical consolidated financial statements and accompanying notes of Avanex included in its annual report on Form 10-K filed with the SEC. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of Avanex that would have been reported had the transactions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Avanex.

AVANEX CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2003

					Optical Components
		Alcatel’s Optronics Division			Business of Corning

	Avanex	Historical	Adjustments(1)		Historical	Adjustments(1)		Pro Forma

	(In thousands)
ASSETS
Current assets:
Cash, cash equivalents and short-term investment	$87,591	$9,202	$122,794	(d)	$—	$20,000	(d)	$239,587
Accounts receivable, net	2,614	8,742	—		—	—		11,356
Inventories	3,613	11,847	500	(e)	13,022	100	(e)	29,082
Other current assets	1,070	12,306	—		—	—		13,376
Due from related parties	—	—	6,289	(f)	—	11,665	(g)	17,954

Total current assets	94,888	42,097	129,583		13,022	31,765		311,355
Long-term investments	47,063	8,857	(3,028	) (h)	—	—		52,892
Property and equipment, net	5,455	60,385	(49,501	) (i)	4,633	6,636	(i)	27,608
Intangibles, net	—	—	7,967	(e)	—	5,790	(e)	13,757
Other assets	7,209	—	(4,104	) (l)	—	(2,516	) (l)	589
Due from related parties	—	—	6,289	(f)	—	—		6,289

Total assets	$154,615	$111,339	$87,206		$17,655	$41,675		$412,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowing	$3,141	$352,766	$(352,766	) (h)	$—	$—		$3,141
Accounts payable	5,647	35,771	—		—	—		41,418
Accrued compensation and related expenses	2,279	—	—		—	—		2,279
Other accrued expenses	5,772	14,723	874	(l)	—	506	(l)	21,875
Warranty	2,707	1,495	—		12,165	—		16,367
Supply agreement	—	—	—		—	3,387	(o)	3,387
Current portion of long-term obligations	4,190	—	—		—	—		4,190
Current portion of restructuring costs	6,400	53,484	17,359	(k)	—	4,983	(k)	82,226
Deferred revenue	44	—	—		—	—		44

Total current liabilities	30,180	458,239	(334,533)		12,165	8,876		174,927
Long-term borrowings	—	7,016	—		—			7,016
Restructuring costs	26,055	—	—		—	—		26,055
Other long-term obligations	2,118	3,106	1,653	(m)	—	—		6,877

Total liabilities	58,353	468,361	(332,880)		12,165	8,876		214,875
Stockholders’ equity:
Common stock and additional paid-in capital	484,097	524,951	(524,951	) (j)	—	38,289	(n)	585,450
			63,064	(n)
Deferred compensation	(828)	—	—		—	—		(828)
Excess of tangible assets to be purchased over liabilities to be assumed	—	—	—		5,490	(5,490	) (j)	—
Cumulative translation adjustment	—	(690)	690	(j)	—	—		—
Accumulated deficit	(387,007)	(881,283)	881,283	(j)	—	—		(387,007)

Total stockholders’ equity (deficit)	96,262	(357,022)	420,086		5,490	32,799		197,615

Total liabilities and stockholders’ equity	$154,615	$111,339	$87,206		$17,655	$41,675		$412,490

(1)	The letters refer to a description of the adjustment in Note 4.

See accompanying notes to unaudited pro forma condensed combined financial information.

AVANEX CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED JUNE 30, 2003

					Optical Components
		Alcatel’s Optronics Division			Business of Corning

	Avanex	Historical	Adjustments(1)		Historical	Adjustments(1)		Pro Forma

	(In thousands, except per share data)
Net revenue	$21,416	$40,310	$—		$35,087	$—		$96,813
Cost of revenue	30,035	109,965	(8,000	)(a)	36,453	—		168,453
Stock compensation	(202)	—	—		—	—		(202)

Gross profit (loss)	(8,417)	(69,655)	8,000		(1,366)	—		(71,438)

Operating expenses:
Research and development	16,170	33,626	—		22,650	—		72,446
Sales and marketing	6,120	7,415	—		4,362	—		17,897
General and administrative	9,033	33,418	—		15,202	—		57,653
Stock compensation (2)	(107)	—	—		—	—		(107)
Amortization of intangibles	200	104	(104	)(c)	1,739	(1,739	)(c)	3,775
			2,090	(b)		1,485	(b)
Reduction in long-lived assets	1,548	149,753	—		147,186	—		298,487
Restructuring charges	22,438	57,123	—		7,022	—		86,583
Merger costs	4,126	8,041	—		—	—		12,167

Total operating expenses	59,528	289,480	1,986		198,161	(254)		548,901
Loss from operations	(67,945)	(359,135)	6,014		(199,527)	254		(620,339)
Interest and other income	4,167	835	—		—	—		5,002
Interest and other expense	(1,634)	(10,652)	—		(86)	—		(12,372)

Net loss before tax	(65,412)	(368,952)	6,014		(199,613)	254		(627,709)
Income tax	—	(17,858)	(1,974)		—	—		(19,832)

Net loss before cumulative effect of an accounting change	$(65,412)	$(386,810)	$4,040		$(199,613)	$254		$(647,541)

Basic and diluted net loss per common share	$(0.96)	(3)			(3)			$(5.17	)(3)

Weighted average number of shares used in computing basic and diluted net loss per common share	68,371	(3)			(3)			125,216	(3)

(1)	The letters refer to a description of the adjustment in Note 4.

(2)	Below is the allocation of stock compensation expense:

Research and development	$(107)	$(107)
Sales and marketing	(199)	(199)
General and administrative	199	199

	$(107)	$(107)

(3)	Refer to Note 5.

See accompanying notes to unaudited pro forma condensed combined financial information.

AVANEX

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

      On May 12, 2002, Avanex Alcatel and Corning entered into a Share Acquisition and Asset Purchase Agreement (the “Agreement”) pursuant to which Avanex will acquire:

•	From Alcatel, all of the outstanding capital stock of Alcatel Optronics France SA (“Alcatel’s Optronics division”) by exchanging shares of Avanex common stock equal to the product of (i) 0.28, multiplied by (ii) the quotient obtained by dividing (a) that number of shares of Avanex common stock outstanding immediately prior to closing by (b) 0.55 (number of shares to be issued = 28% × the number of shares of Avanex common stock outstanding immediately before closing / 55%). Based upon 69,476,460 shares of Avanex common stock outstanding at July 31, 2003, approximately 35 million shares of Avanex common stock were issued to Alcatel with a value of approximately $63 million. The average market price of Avanex’s common stock of $1.79 was determined based as the closing price from May 8, 2003 to May 14, 2003, which includes two trading days prior and two trading days subsequent to the public announcement of the transaction; and,

•	From Corning, certain U.S. and Italian assets including specified inventory, long-lived assets and intellectual property (collectively “the optical components business of Corning”). Corning will sublease its Erwin Park, New York facility to Avanex and transfer Corning’s Milan, Italy lease agreement to Avanex. Avanex will also assume certain repair and warranty obligations. In addition, Avanex expects to intends to employ approximately 400 employees of the optical components business of Corning currently employed in the U.S. and Italy. The purchase price will be consummated by exchanging shares of Avanex common stock equal to the product of (i) 0.17, multiplied by (ii) the quotient obtained by dividing (a) that number of shares of Avanex common stock outstanding immediately prior to closing by (b) 0.55 (number of shares to be issued = 17% × the number of shares of Avanex common stock outstanding immediately before closing / 55%). Based upon 69,476,460 shares of Avanex common stock outstanding at July 31, 2003, approximately 21 million shares of Avanex common stock were issued to Corning with a value of approximately $38 million. The average market price of Avanex’s common stock of $1.79 was determined based as the closing price from May 8, 2003 to May 14, 2003, which includes two trading days prior and two trading days subsequent to the public announcement of the transaction.

      The transactions closed on July 31, 2003 and will be accounted for under the purchase method of accounting.

2. Acquisition of Alcatel’s Optronics Division

      The total estimated purchase price is as follows (in thousands):

Value of securities issued	$63,064
Estimated transaction costs and expenses	4,978

Total estimated purchase price	$68,042

      Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Alcatel’s Optronics division net tangible and intangible assets based on their estimated fair values as of the date of the completion of the transaction. Based on the preliminary independent valuation, and subject to material changes upon receipt of the final valuation and other factors as described in the introduction to this unaudited pro

AVANEX

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION — (Continued)

forma condensed combined financial information, the preliminary purchase price allocation as of June 30, 2003 is as follows (in thousands):

		Estimated Useful
	Amount	Life in Years

Cash, cash equivalents and short term investments	$131,996
Accounts receivable	8,742
Inventories	12,347
Other current assets	12,306
Due from related party	12,578
Long-term investments	5,829
Property and equipment	10,884
Accounts payable	(35,771)
Restructuring	(70,843)
Other accrued expenses	(14,723)
Warranty	(1,495)
Other long-term obligations	(11,775)

Tangible net assets	60,075
Intangible assets acquired — Core and developed technology	7,967	3-5 years

Total estimated purchase price	$68,042

      The acquired developed technology, which is comprised of products that are technologically feasible, primarily includes DWDM lasers, photodetectors, optical amplifiers, high-speed interface modules and passive optical devices. Core technology and patents represent a combination of Alcatel’s Optronics division processes, patents and trade secrets. This proprietary knowledge can be leveraged by Avanex to develop new technology and improved products and manufacturing processes. Avanex expects to amortize the developed technology on a straight-line basis over an estimated life of 3-5 years.

3. Acquisition of the Optical Components Business of Corning

      The total estimated purchase price is as follows (in thousands):

Value of securities issued	$38,289
Estimated transaction costs and expenses	3,022

Total estimated purchase price	$41,311

      Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to the optical components business of Corning net tangible and intangible assets based on their estimated fair values as of the date of the completion of the transaction. Based on the preliminary independent valuation, and subject to material changes upon receipt of the final valuation and other factors as described in the introduction to

AVANEX

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION — (Continued)

this unaudited pro forma condensed combined financial information, the preliminary purchase price allocation as of June 30, 2003 is as follows (in thousands):

		Estimated Useful
	Amount	Life in Years

Cash, cash equivalents and short term investments	$20,000
Due from related party	11,665
Inventories	13,122
Property and equipment	11,269
Restructuring accrual	(4,983)
Warranty	(12,165)
Supply agreement	(3,387)

Tangible net assets	35,521
Intangible assets acquired — Core and developed technology	5,790	3-5 years

Total estimated purchase price	$41,311

      The acquired developed technology, which is comprised of products that are technologically feasible, primarily includes amplifiers, dispersion compensation modules and modulators. Core technology and patents represent a combination of the optical components business of Corning processes, patents and trade secrets. This proprietary knowledge can be leveraged by Avanex to develop new technology and improved products and manufacturing processes. Avanex expects to amortize the developed technology on a straight-line basis over an estimated life of 3-5 years.

4. Pro Forma Adjustments

      The accompanying unaudited pro forma condensed combined financial information reflects the following pro forma adjustments:

      Statement of Operations:

(a)	To record the difference between the depreciation on the preliminary estimate of fair value of property and equipment and the historical amounts;

(b)	To eliminate pre-acquisition amortization of intangible assets;

(c)	To reflect amortization of the preliminary estimate of fair value of the core and developed technology assets.

      Balance Sheet:

(d)	To record required cash contribution designated to fund certain restructuring activities ($70 million), working capital deficiency ($13 million) and future operations ($60 million);

(e)	To record the preliminary estimate of fair value of inventories and intangible assets;

(f)	To record amount due from Alcatel (€1.4 million per quarter for eight consecutive calendar quarters) representing contractual reimbursements for probable purchases of products and/or transition services to be made by Avanex from Alcatel over a two year period subsequent to closing;

(g)	To record estimated reimbursement for warranty costs assumed;

(h)	To eliminate assets not acquired and liabilities not assumed in the transaction;

(i)	To record the difference between the preliminary estimate of the fair value of property and equipment and the historical amounts;

AVANEX

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION — (Continued)

(j)	To eliminate common stock and additional paid-in capital, excess of tangible assets to be acquired over liabilities to be assumed, cumulative translation adjustment and accumulated deficit;

(k)	To record the preliminary estimate of costs for severance related to employees, costs of vacating some leased facilities and other costs associated with restructuring activities.

Avanex estimates that the $76 million of costs, in total, will result in cash expenditures of $73 million with the remainder being non-cash charges. These estimates are preliminary and subject to change based on Avanex’s finalization of its restructuring and integration plans. Further, the unaudited pro forma condensed combined financial information does not include any adjustments for the anticipated benefits from cost savings or synergies of Avanex, Alcatel’s Optronics division and the optical components business of Corning operating as a combined company.

(l)	To record the preliminary estimate of transaction costs;

(m)	To record the unrecognized actuarial loss on the defined benefit pension plan;

(n)	To record the preliminary estimate of the fair value of common stock issued; and

(o)	To record difference between contracted value in assumed supply agreement and market value for such supply agreement.

5. Pro Forma Shares for Earnings Per Share

      The following table shows the calculation of shares used in computing the pro forma earnings per share in the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2003 (in thousands):

Year Ended
June 30, 2003

Avanex historical weighted average shares used in computing basic net income (loss) per share	68,371
Share of Avanex common stock to be issued to Alcatel in exchange for shares of Alcatel’s Optronics division	35,370
Share of Avanex common stock to be issued to Corning in exchange for acquisition of the optical components business of Corning	21,475

Pro forma weighted average shares used in computing basic net income (loss) per share	125,216

      No weighted average diluted shares were used in the calculation of pro forma earnings per share as the impact would have been antidilutive.

      There is no outstanding share capital in the financial statements of Alcatel’s Optronics division and the optical components business of Corning. Therefore, basic and diluted net income (loss) per share for these entities is not separately presented.

6. Income Taxes

      The pro forma combined provision for income taxes does not represent the amounts that would have resulted had Avanex, Alcatel’s Optronics division and the optical components business of Corning filed consolidated income tax returns during the periods presented.